EXHIBIT 10.90

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 PROMISSORY NOTE


                                                               Novebmer 19, 2008

                          FIVE HUNDRED THOUSAND DOLLARS
                                    15% NOTE

         FOR VALUE RECEIVED, U.S. HELICOPTER CORPORATION, a Delaware corporation (the "Company") hereby promises to pay to the order of 154 WEST AVIATION ENTERPRISES INC. (the "Holder"), or its registered assigns, the principal sum of FIVE HUNDRED THOUSAND DOLLARS AND 00/100 ($500,000.00), and to pay interest from the date hereof on the outstanding principal sum at the rate of 15% per annum (the "Interest Rate") based on a 365-day year, such interest to accrue from the date hereof (the "Closing Date"), of which 60 days' worth shall be prepaid on the Closing Date. The principal and accrued but unpaid interest shall be paid in full on the earlier of (a) January 31, 2009 or (b) the date upon which the Company receives at least $5.0 million in gross proceeds pursuant to a sale of its securities in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Maturity Date").

         This Note is an authorized issue of a 15% Note of the Company (the "Note") issued pursuant to a Note Purchase Agreement dated as of the date hereof between the Company and the Holder (the "Note Purchase Agreement"). The Holder of this Note is entitled to the benefits of the Note Purchase Agreement and to enforce the agreements of the Company contained therein. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note Purchase Agreement. All payments shall be paid in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company.

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                  1. MANDATORY PAYMENTS OF CUSTOMER RECEIPTS. Notwithstanding
the repayment obligations of the Company set forth above and subject to the conditions of this Section 1, the Holder shall have the option to receive each month, and if the Holder so elects, the Company shall be obligated to pay, all proceeds received by the Company from its highest paying customer for such month within five business days of the Company's receipt of such payments (each, a "Customer Receipts Payment"). Once received by the Holder, Customer Receipts Payments shall be first applied to accrued but unpaid interest, then to outstanding principal under the Notes until all principal and interest under the Notes are repaid in full. The Holder's option hereunder shall be exercisable (a) at any time following an Event of Default, as defined in the Notes, and (b) in the event that, in the Holder's reasonable judgment, it has reason to believe that (i) the financial condition of the Company has experienced a material adverse change, or is reasonably likely to experience a material adverse change in the immediate future, or (ii) the Company has failed to make sufficient progress towards obtaining financing from the potential investors identified by the Company as of the date hereof. In the event that the Holder's option becomes exercisable by reason of an Event of Default as provided in clause (a) of the preceding sentence, the Holder may at any time thereafter provide the Company with written notice of its election to receive Customer Receipts Payments (a "Notice"), and the Company shall, after receiving a Notice, pay Customer Receipts Payments to the Holder each month thereafter (beginning with the month in which the Notice was received, if it is received no later than 5:00 p.m. on the 20th of such month, and otherwise beginning with the next following month) until all amounts owed under the Notes have been paid in full. In the event that the Holder's option becomes exercisable by reason of the circumstances set forth in clauses (b)(i) or (b)(ii) above, the Holder shall provide the Company with Notice no later than the 20th day of any given month in order to receive a Customer Receipts Payment of the amounts received from the Company's highest paying customer during such month; provided, however, no Notice shall be required of the Holder in the event it does not elect to receive a Customer Receipts Payment of the amounts received from the Company's highest paying customer during a given month, and in the event that the Company does not receive a Notice by 5:00 p.m. on the 20th day of any given month, the Holder shall be deemed to have declined to receive a Customer Receipts Payment for such month. The Company will cause its senior management, and will use its reasonable best efforts to cause its other representatives, agents or employees who are involved in raising capital, to be available to the Holder to respond to questions of the Holder regarding its investment if necessary.

         2. DEFAULT. The Company shall be in default under this Note upon the occurrence of any of the following events ("Event of Default"):

                  (a) Failure to make any principal or interest payment required under this Note within ten days of the date such payment is due;

                  (b) Any material default, breach or misrepresentation under the terms and provisions of the Note Purchase Agreement that is not cured after 30 days written notice by Holder to the Company;

                  (c) Any of the Company's lenders accelerates any of the Company's indebtedness to such lender in an amount not less than $100,000 in outstanding principal; or

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                  (d) An assignment for the benefit of creditors by or the
         filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within sixty (60) days.

         3. REMEDIES UPON EVENT OF DEFAULT.

                  (a) Upon the occurrence of an Event of Default:

                           (i) specified in clauses (c) or (d) of Section 2,
                  then the Note shall be automatically accelerated and immediately due and payable without notice or demand;

                           (ii) specified in clauses (a) or (b) of Section 2,
                  then the Holder may declare the Note immediately accelerated and due and payable;

                           (iii) the Interest Rate under this Note shall
                  automatically, without demand or notice, increase from 15% to 18%;

                           (iv) the Holder may provide a Notice to the Company
                  in accordance with Section 1 above, requiring the Company to make Customer Receipts Payments of the amounts received from the Company's highest paying customer each month thereafter until all amounts owed under the Note have been paid in full; and

                           (v) the Holder shall have all of the rights and
                  remedies, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

                  (b) The Company will pay on demand all reasonable costs and expenses, including reasonable attorneys' fees, incurred or paid by the Lender in enforcing or collecting any of the obligations of the Company hereunder. The Company agrees to immediately provide the Lender with written notice of any event giving rise to an Event of Default described in Sections 2(c) and 2(d) above.

         4. PREPAYMENT. The Company may at any time and from time to time prepay, without premium or penalty, all or a portion of the amount due under this Note. The amount of any such payment would be applied first to accrued and unpaid interest and then to unpaid principal balance. Prepaid interest paid shall be non-refundable in the event of prepayment or acceleration of the Maturity Date.

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         5. CHANGES; PARTIES. This Note can only be changed by an agreement in writing signed by the Company and the Holder. This Note shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and assigns.

         6. WAIVER OF PRESENTMENT, ETC. The Company hereby waives presentment, demand, notice, protest and all other demands, notices and defenses (including any defense based on Holder's performance under the Note Purchase Agreement) in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         7. MAXIMUM RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Holder to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and Holder's express intent that all excess cash amounts theretofore collected by Holder be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to collect any unearned interest in the event of acceleration.

         8. NO IMPLIED WAIVER. No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between the Company and Holder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege Holder would otherwise have. No notice to, or demand on, the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

         9. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

         10. WAIVER OF JURY TRIAL. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATIONS, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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         IN WITNESS WHEREOF, the Company has executed this Note as of the day and year set forth above.

                           U.S. HELICOPTER CORPORATION



                                            By:      ___________________________
                                                     George J. Mehm, Jr.
                                                     Chief Financial Officer













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